Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement Form S-8 No. 333-115926 pertaining to Starwood Hotels & Resorts Worldwide, Inc. (the “Company”) 2004 Long-term Incentive Compensation Plan,

(2)	Registration Statement Form S-8 No. 333-115926-01 pertaining to the Company’s 2004 Long-term Incentive Compensation Plan,

(3)	Registration Statement Form S-8 No. 333-97469 pertaining to the Company’s Employee Stock Purchase Plan, 2002 Long-term Incentive Compensation Plan and 1999 Long-term Incentive Compensation Plan,

(4)	Registration Statement Form S-8 No. 333-97469-01 pertaining to the Company’s Employee Stock Purchase Plan, 2002 Long-term Incentive Compensation Plan and 1999 Long-term Incentive Compensation Plan,

(5)	Registration Statement Form S-8 No. 333-111384 pertaining to the Company’s 1999 Annual Incentive Plan for Certain Executives, and

(6)	Registration Statement Form S-8 No. 333-111384-01 pertaining to the Company’s 1999 Annual Incentive Plan for Certain Executives;

of our reports dated February 17, 2012 (except for Note 2, Note 4, Note 5, Note 7, Note 13 and Note 26, as to which the date is November 26, 2012), with respect to the consolidated financial statements and schedule of the Company and the effectiveness of internal control over financial reporting of the Company included in this Current Report on Form 8-K.

/s/ Ernst & Young LLP

New York, New York

November 26, 2012